FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) March 22, 2010

WESTMOUNTAIN ASSET MANAGEMENT, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	0-53030	26-1315305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 North College Ave, Suite 200, Fort Collins, Colorado 80524
 (Address of principal executive offices including zip code)

(970) 530-0325
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to West Mountain Asset Management, Inc.

Item 5.02 Appointment of Principal Officer

Ms. Joni K. Troska has been appointed our corporate Secretary. Mr. Brian L. Klemsz remains our President and Chief Executive Officer, as well as our Treasurer, and Chief Financial Officer.

Ms. Joni K. Troska has also been corporate Secretary of CapTerra Financial Group, Inc., a public company, since January 20, 2009. She was previously its Secretary-Treasurer and Chief Financial Officer from its inception in April, 2003 until 2005. She also serves as corporate Secretary of WestMountain Alternative Energy, Inc., WestMountain Distressed Debt, Inc., and, WestMountain Index Advisor, Inc., all public companies. In April, 2002, she started SP Business Solutions, a business consulting service. Prior to that period, she was employed for fourteen years as the General Accounting Manager and financial liaison for software implementations and acquisition integration by Advanced Energy Industries, Inc., a public international electronics manufacturing company, in Fort Collins, Colorado.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCH 22, 2010	WEST MOUNTAIN ASSET MANAGEMENT, INC.,

	By:	/s/ Brian L. Klemsz,
Brian L. Klemsz, President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)